UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  June 26, 2003



                  Golden American Life Insurance Company
                  ---------------------------------------
                  (Exact name of registrant as specified in its charter)




Delaware                   333-104539, 333-104546, 333-57212,        41-0991508
                           333-104548, 333-104547
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(State or other           (Commission File Numbers)               (IRS Employer
jurisdiction                                                       I.D. Number)
of incorporation)


1475 Dunwoody Drive

West Chester, PA                                     19380-1478

(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code ..........610-425-3400.


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 25, 2003, the Board of Directors of Golden American Life Insurance Company ("Registrant") approved a plan of merger to merge Equitable Life Insurance Company of Iowa, United Life & Annuity Insurance Company and USG Annuity and Life Company ("Merger Companies") with and into Registrant. The Merger Companies are all affiliated companies of Registrant and, with Registrant, are indirect wholly owned subsidiaries of ING Groep N.V., a global financial services holding company based in The Netherlands. Immediately prior to the merger, it is anticipated that Registrant will reorganize to become an Iowa insurance company and will be renamed ING USA Annuity and Life Insurance Company. The merger is anticipated to be effective on January 1, 2004, subject to the approval of the Department of Commerce of the State of Iowa and the Departments of Insurance of the States of Oklahoma and Delaware.

Incorporated herein by reference is a prospectus supplement filed with the Securities and Exchange Commission on June 25, 2003 pursuant to Rule 424(b)(3) under the Securities Act of 1933 (File Nos. 333-104539, 333-104546, 333-57212,
333-104548, 333-104547), which describes the proposed transaction. The prospectus supplement has been included as an exhibit item to this Form 8-K filing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Not applicable.
(b)   Not applicable.
(c)   The following Exhibits are included with this report:

      Exhibit 99 Prospectus supplement for group and individual modified guaranteed annuity contracts issued by the Registrant and fixed and guaranteed accounts supported by the Registrant (File Nos. 333-104539, 333-104546, 333-57212, 333-104548, 333-104547).


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Golden American Life Insurance Company
                           ---------------------------------------
                                                     (Registrant)



Date: June 26, 2003                 /S/ David L. Jacobson
                                    ------------------------------
                                    By: David L. Jacobson
                                    Vice President

WO 197696.2